SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     Filed by the Registrant    [X]
     Filed by a Party other than the Registrant    [ ]

     Check  the  appropriate  box:
     [X]  Preliminary  Proxy  Statement
     [ ] Confidential, For Use of the Com-mission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive  Proxy  Statement
     [ ]  Definitive  Additional  Materials
     [ ]  Soliciting  Materials  Pursuant  to  Rule  14a-11(c)  or  Rule  14a-12

                            CANARGO ENERGY CORPORATION
                 (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
     [X]  No  fee  required.
          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)     Title  of  each  class  of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2)     Aggregate  number  of  securities  to  which  transaction  applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)     Proposed  maximum  aggregate  value  of  transaction:

     ---------------------------------------------------------------------------

     (5)     Total  fee  paid:

     ---------------------------------------------------------------------------

     [ ]     Fee  paid  previously  with  preliminary  materials:

     ---------------------------------------------------------------------------

     [ ]     Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)     Amount  previously  paid:

     ---------------------------------------------------------------------------

     (2)     Form,  Schedule  or  Registration  Statement  no.:

     ---------------------------------------------------------------------------

     (3)     Filing  Party:

     ---------------------------------------------------------------------------

     (4)     Date  Filed:

     ---------------------------------------------------------------------------



                           CANARGO ENERGY CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 14, 2000

                    ________________________________________


To  The  Stockholders:

     The Annual Meeting of Stockholders of CanArgo Energy Corporation ("CanArgo") will be held at the McMurray Room, Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta, Canada, on Wednesday, June 14, 2000 at 3:00 P.M. for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants of CanArgo for the year ending December 31, 2000;

3. To approve a proposed increase in CanArgo's authorized Common Stock from 50,000,000 to 150,000,000 shares; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on May 2, 2000 as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE THAT YOUR
SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. THE PROXY CARD MAY BE RETURNED IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE SENT IN YOUR PROXY CARD.


                                             MARIA  REES
                                              Secretary

May  12,  2000


                           CANARGO ENERGY CORPORATION
                               1580 Guinness House
                               727 - 7th Avenue SW
                        Calgary, Alberta, Canada  T2P 0Z5

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                               GENERAL INFORMATION

SOLICITATION,  REVOCATION  AND  VOTING  OF  PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of CanArgo Energy Corporation ("CanArgo"), in connection with the Annual Meeting of Stockholders to be held at 3:00 PM on Wednesday, June 14, 2000, at the McMurray Room, Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta, Canada and at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders entitled to vote at the Annual Meeting on or about May 12, 2000.

     The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR each matter specified. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Annual Meeting or by filing with the Secretary of CanArgo a duly executed proxy bearing a later date or an instrument revoking the proxy.

     The costs of solicitation of proxies will be paid by CanArgo. The solicitation shall be by means of mail, telephone and personal contact. In addition to utilizing its directors, officers, and other regular employees to solicit proxies, CanArgo has engaged Gambit AS to assist with the solicitation of proxies from stockholders residing in Norway. CanArgo pays Gambit a quarterly fee of $7,700 for investor relations' services and the solicitation of proxies is included in these services. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

VOTING  RIGHTS  AND  RECORD  DATE

     The voting securities of CanArgo consist of Common Stock, par value $0.10 per share, and Series Voting Preferred Stock ("Special Voting Stock"), par value $0.10 per share. Generally, the Common Stock and Special Voting Stock vote as a single class on all matters. The Common Stock is entitled to one vote per share. Each of the one hundred (100) shares of Special Voting Stock is entitled to that number of votes as is equal to one-one hundredth (1/100th) of the number of Exchangeable Shares ("Exchangeable Shares") issued by CanArgo Oil & Gas Inc., a subsidiary of CanArgo, as are then outstanding, rounded down to the nearest whole number. The Special Voting Stock is held of record by Montreal Trust Company of Canada, which holds such stock in trust for the benefit of the holders of the Exchangeable Shares. The Special Voting Stock is voted in the manner directed by the holders of the Exchangeable Shares. The Exchangeable Shares may be exchanged for shares of Common Stock on a share-for-share basis. The term "Voting Securities" refers to the Common Stock and the Special Voting Stock as though they were a single class of voting securities.

     Only stockholders of record of CanArgo's Voting Securities as of the close of business on May 2, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, 40,664,263 shares of Common Stock were issued and outstanding, each of which is entitled to one vote per share. On the Record Date, 523,659 Exchangeable Shares were issued and outstanding, and accordingly each share of Special Voting Stock is entitled to 5,236 votes. Voting Securities representing a majority of the votes entitled to be cast at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated five persons to be elected directors at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until the election of their respective successors. Directors are elected by a plurality of votes cast; broker non-votes and votes withheld have no effect on the vote. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any alternate nominee who is designated by the Board of Directors.

     The  nominees  for  director  are:


Name                      Age               Principal Occupation
------------------------  ---  ----------------------------------------------
Michael R. Binnion . . .   39  President and Chief Financial Officer
J.F. Russell Hammond (2)   58  Investment Advisor, Provincial Securities Ltd.
Peder Paus (1)(2). . . .   54  Independent Consultant
David Robson . . . . . .   42  Chairman and Chief Executive Officer
Nils N. Trulsvik (1)(2).   51  Independent Consultant

_____________
(1)     Member  of  Audit  Committee.
(2)     Member  of  Compensation  Committee.


     MICHAEL R. BINNION was elected a Director, President and Chief Financial Officer on July 15, 1998. He has also served as a Director, Chief Financial Officer and Secretary of the Company's subsidiary, CanArgo Oil & Gas Inc., since March 1997. Mr. Binnion is also President and a director of Terrenex Acquisition Corporation, an Alberta Stock Exchange listed investment company which is the Company's largest stockholder, and sole director of Rupert's Crossing, a private investment company. He is also a director of Fintech Services Ltd. Prior to April 1997, he served as Chief Financial Officer and a Director of Trans-Dominion Energy Company, a Toronto Stock Exchange listed international oil and gas exploration and production company, for four years.

     J.F. RUSSELL HAMMOND was elected a Director on July 15, 1998. He has also served as a Director of the Company's subsidiary, CanArgo Oil & Gas Inc., since June 1997. For over five years, Mr. Hammond has been an investment advisor to Provincial Securities Ltd., a private investment company. Mr. Hammond has been Chairman of Terrenex Acquisition Corporation since 1992 and a director of Cadiz Inc., a Nasdaq National Market listed company, from 1989 to Jan 1999.

     PEDER PAUS was elected a Director on July 15, 1998 and is an independent businessman based in Oslo, Norway. Since 1995, he has been a consultant on investor relations for various companies. From 1981 to 1995, Mr. Paus was Chief Executive Officer of North Venture Ltd., a shipping and offshore consulting firm based in London, England.

     DAVID ROBSON was elected a Director, Chairman of the Board and Chief Executive Officer on July 15, 1998. He has also served as a Director, Chairman of the Board and Chief Executive Officer of the Company's subsidiary, CanArgo Oil & Gas Inc., since July 1997, as President of CanArgo Oil & Gas Inc.'s subsidiary, Ninotsminda Oil Company, since 1996, and as Managing Director and sole owner of Vazon Energy Limited, a company which provides consulting services to the energy industry, since March 1997. From April 1992 until March 1997, Dr. Robson was a senior officer of JKX Oil &Gas plc, including Managing Director and Chief Executive Officer. He holds a B.Sc. (Hon) in Geology and a Ph.D. in Geochemistry from the University of Newcastle upon Tyne, and an MBA from the University of Strathclyde. He is the energy sector representative on the United Kingdom government's East European Trade Council.

     NILS N. TRULSVIK was elected a Director of the Company on August 17, 1994. He has served the Company as President and Chief Executive Officer from February 4, 1997 to July 15, 1998 and from November 21, 1994 to March 9, 1995; and as Executive Vice President from March 9, 1995 to February 4, 1997 and from September 8, 1994 until November 21, 1994. In August 1998, Mr. Trulsvik became a partner in a consulting company, The Bridge Group, located in Norway. Mr. Trulsvik is a petroleum explorationist with extensive experience in petroleum exploration and development throughout the world. Prior to joining the Company, he held various positions with Nopec AS, a Norwegian petroleum consultant group of companies of which he was a founder, including Managing Director from 1987 to 1993 and Special Advisor from 1993 to August 1994.

THE  BOARD  OF DIRECTORS RECOMMENDS A VOTE FAVOR IN FAVOR OF EACH NAMED NOMINEE.


INFORMATION  CONCERNING  BOARD  AND  COMMITTEE  MEETINGS

     CanArgo's Board of Directors held 8 meetings during the year ended December 31, 1999. The members of the Audit Committee at the end of 1999 were Peder Paus and Nils N. Trulsvik. The members of the Compensation Committee at the end of 1999 were J.F. Russell Hammond, Nils N. Trulsvik and Peder Paus. The Audit Committee is responsible for reviewing CanArgo's financial statements, audit results, internal controls, and accounting principles, policies and practices. The Audit Committee also recommends to the Board the selection of CanArgo's outside accounting firm and approves the fees of such firm. The Audit Committee held 4 meetings during the year ended December 31, 1999. The Compensation Committee approves the compensation of CanArgo's executive officers, oversees the compensation scheme for other Company employees, administers and grants awards under stock option and other compensation plans, and recommends to the Board the adoption of retirement and other employee benefits plans. The Compensation Committee held three meetings during the year ended December 31, 1999. The Board of Directors has not designated a nominating committee. No director has attended less than 75% of all the meetings of the Board and those Committees on which he served in 1999.

DIRECTORS'  COMPENSATION

     The Company pays directors' fees on a quarterly basis at a rate of $12,000 per year, as of July 1999. The Company also reimburses ordinary out-of-pocket expenses for attending Board and Committee meetings.

     Prior to July 16, 1999, the Company provided automatic grants of options to non-employee directors pursuant to the 1995 Long-Term Incentive Plan. Pursuant to the Plan, a non-qualified option to purchase 3,750 shares of Common Stock was granted automatically to each non-employee director on each (i) date of each meeting of stockholders at which such non-employee was elected or re-elected as a director or, if in any fiscal year directors are not elected at a meeting of stockholders, on the last date of such fiscal year and (ii) date such non-employee was first elected as a director, if not at a meeting of stockholders. In addition, a non-employee director automatically was granted a non-qualified option to purchase 3,750 shares of Common Stock on each date on which such non-employee director was elected or re-elected by the Board of Directors as Chairman of the Board of Directors or if the Chairman of the Board was then an employee of the Company, as Vice Chairman of the Board of Directors. The exercise price of each option was equal to 100% of the fair market value of the Common Stock on the date of grant. Each option so granted was 100% vested six months after the date of grant. Options expired on the first to occur of three years from the date of grant or the first anniversary of the date that the director ceased to be a director for any reason. Non-employee directors were not eligible to receive other options pursuant to the 1995 Long-Term Incentive Plan. The Company terminated the Automatic Grant Sub-Plan for Outside Directors as of July 16, 1999. The Company amended the Plan in 1999 to permit outside directors to participate generally in the Plan.

     The following table shows the compensation paid to all persons who were non-employee directors, including their respective affiliates, during the year ended December 31, 1999:

                          DIRECTORS FEES AND
                                 OTHER         CONSULTING   OPTIONS
NAME                         COMPENSATION       PAYMENTS    GRANTED
------------------------  -------------------  -----------  -------
                          $                    $
J.F. Russell Hammond (1)                6,000           --  100,000
Peder Paus (2) . . . . .                6,000           --  300,000
Nils N. Trulsvik (3) . .                6,000           --  100,000

__________
(1) Options were granted on June 16, 1999 3,750 at an exercise price of $0.31, expire on June 16, 2002 and will be 100% vested on December 16 1999. Options were granted on July 21, 1999 7,500 at an exercise price of $0.275, expire on July 20, 2004 and will be 100% vested on July
        20, 2002. Options granted on August 23, 1999, 25,000 at an exercise price of $0.36, expire on August 22, 2004 and will be 100% vested on August 22, 2002. Options granted on August 26, 1999, 63,750 at an exercise price of $0.36, expire on August 25, 2004 and will be 100% vested on August 25, 2002.

(2) Options were granted on June 16, 1999 3,750 at an exercise price of $0.31, expire on June 16, 2002 and will be 100% vested on December 16 1999. Options were granted on July 21, 1999 67,500 at an exercise price of $0.275, expire on July 20, 2004 and will be 100% vested on July 20, 2002. Options granted on August 23, 1999, 25,000 at an exercise price of $0.36, expire on August 22, 2004 and will be 100% vested on August 22, 2002. Options granted on August 26, 1999 3,750 at an exercise price of $0.36, expire on August 25, 2004 and will be 100% vested on August 25, 2002. Options granted on September 23, 1999, 200,000 at an exercise price of $0.45, expire on September 22, 2004 and will be 100% vested on September 22, 2002.

(3) Options were granted on June 16, 1999 3,750 at an exercise price of $0.31, expire on June 16, 2002 and will be 100% vested on December 16 1999. Options were granted on July 21, 1999 71,250 at an exercise price of $0.275, expire on July 20, 2004 and will be 100% vested on July 20, 2002. Options granted on August 23, 1999, 25,000 at an exercise price of $0.36, expire on August 22, 2004 and will be 100% vested on August 22, 2002.


                             EXECUTIVE COMPENSATION

SUMMARY  COMPENSATION  TABLE

     The following table shows all compensation paid or accrued by the Company and its subsidiaries during the years ended December 31, 1999, 1998 and 1997 to certain executive officers of the Company (the "Named Officers").





                                          ANNUAL       LONG-TERM
                                       COMPENSATION  COMPENSATION
                                       ------------  -------------
                                                        SECURITIES
NAME AND                    YEAR                        UNDERLYING       ALL OTHER
PRINCIPAL POSITION         ENDED       SALARY ($)    OPTIONS/SARS (#)  COMPENSATION ($) (6)
----------------------  ------------  -------------  ----------------  --------------------

David Robson (1)               12/99        144,000         1,000,000                   ---
                               12/98         82,500           390,000                   ---
Michael R. Binnion (2)         12/99        127,200           750,000                 2,458
                               12/98         87,376               ---                 3,681
Nils N. Trulsvik (3)           12/97        140,333               ---                 6,653
Rune Falstad (4) . . .         12/98        112,852            25,000                 3,786
                               12/97         82,952            15,000                 3,825
                               12/98        133,338            50,000                 3,124
Alfred Kjemperud (5) .         12/97        101,296             5,000                 5,014


(1) Mr. Robson has served as Chief Executive Officer since July 15, 1998 and provides services to the Company through Vazon Energy Limited.

(2) Mr. Binnion has served as President and Chief Financial Officer since July 15, 1998.

(3) Mr. Trulsvik served as President and Chief Executive Officer from February 4, 1997 to July 15, 1998 and as Executive Vice President from March 9, 1995 to February 4, 1997.Included in 1998 salary is $1,671 paid as non-employee director's fees subsequent to July 31, 1998. See "Directors' Compensation"

(4) Mr. Falstad has served as Vice President since June 3, 1997, but has not been deemed an executive officer of the Company since October 1998. Included in 1998 salary are payments for consulting services rendered to the Company subsequent to July 31, 1998 pursuant to a contract with FinCom AS, of which Mr. Falstad is a partner.

(5) Mr. Kjemperud resigned as Vice President on September 3, 1998. Included in 1998 salary are payments for consulting services rendered to the Company subsequent to September 3, 1998 pursuant to a contract with The Bridge Group.

(6) Represents the Company's contributions to or accruals with respect to individual retirement and pension plans.


OPTION  GRANTS  DURING  THE  YEAR  ENDED  DECEMBER  31,  1999

     The following table sets forth information concerning options granted to the Named Officers during the year ended December 31, 1999.






                     NUMBER OF    % OF TOTAL
                    SECURITIES      OPTIONS
                    UNDERLYING     GRANTED TO                                    GRANT DATE
                      OPTIONS      EMPLOYEES     EXERCISE    EXPIRATION       PRESENT VALUE (2)
NAME                GRANTED (1)   IN FY 12/99     PRICE        DATE     --------------------------
                                                                            PER SHARE        TOTAL
------------------  -----------  ------------  -----------  ----------  --------------------------

David Robson . . .       30,000         1.17%  $     0.275     7/20/04  $       0.17    $  5,100
David Robson . . .      400,000        15.54%  $      0.36     8/22/04          0.22      88,000
David Robson . . .      570,000        22.15%  $      0.36     8/25/04          0.22     125,400

Michael R. Binnion       18,000         0.70%  $     0.275     7/20/04          0.17       3,060
Michael R. Binnion      350,000        13.60%  $      0.36     8/22/04          0.22      77,000
Michael R. Binnion      382,000        14.84%  $      0.36     8/25/04          0.22      84,040

________
(1) The options granted to both Mr. Robson and Mr. Binnion vest in three equal installments commencing on the first anniversary of the grant date and were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Pursuant to the terms of the Company's various stock option plans, the Compensation Committee may, subject to each plan's limits, modify the terms of outstanding options, including the exercise price and vesting schedule thereof.

(2) These values were derived using the Black-Scholes option pricing model applying the following assumptions:

                                            RISK-FREE
                                             INTEREST
EXERCISE PRICE   DIVIDEND YIELD   VOLATILITY   RATE   EXPECTED TERM
---------------  ---------------  -----------  -----  -------------
0.275. . . . .               0%       79.98%  5.63%        4 years
0.36 . . . . .               0%       79.98%  5.94%        4 years
0.36 . . . . .               0%       79.98%  5.82%        4 years

        These values are not intended to forecast future appreciation of the Company's stock price. The actual value, if any, that an executive officer may realize from his options (assuming that they are exercised) will depend solely on the increase in the market price of the shares acquired through option exercises over the exercise price, measured when the shares are sold.

OPTION  VALUES  AT  DECEMBER  31,  1999

     The following table sets forth information concerning the number and hypothetical value of stock options held by the Named Officers at December 31, 1999. [There were no option exercises in 1999 by the Named Officers.]


                       NUMBER OF SHARES
                    UNDERLYING UNEXERCISED
                    OPTIONS HELD AT FISCAL      VALUE OF UNEXERCISED IN-THE-MONEY
                           YEAR END                  OPTIONS AT FISCAL YEAR END
                    -------------------------------------------------------------
                                                  EXERCISABLE      UNEXERCISABLE
NAME                EXERCISABLE  UNEXERCISABLE        ($)               ($)
------------------  -----------  -------------  ----------------  ---------------

David Robson           265,000     1,305,000            0            278,890
Michael R. Binnion     105,000       785,000            0            268,090


COMPENSATION  COMMITTEE  REPORT

General
-------

     The Compensation Committee of the Board of Directors of the Company is composed of non-employee directors. The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals:

- Provision of incentives and rewards that will attract and retain highly qualified and productive people;
-    Motivation  of  employees  to  high  levels  of  performance;
-    Differentiation  of  individual  pay  based  on  performance;
-    Ensuring  external  competitiveness  and  internal  equity;  and
-    Alignment  of  Company,  employee  and  shareholder  interests.

     The   principal  components  of  executive   compensation  are base  pay,
discretionary bonus, and long-term incentives in the form of stock options. Each element has a somewhat different purpose and all of the determinations of the Compensation Committee regarding the appropriate form and level of executive compensation, including the compensation of the Chief Executive Officer are based on the Compensation Committee's ongoing assessment and understanding of the oil and gas business and the Company's relative position in that business.

Management  Compensation  for  1999
-----------------------------------

     In early 1999, management presented to the Board, and the Board approved, a strategy to maximize the value of the Company to its shareholders through controlling costs, prioritizing exploration and development activities, raising and conserving capital and strategically growing the Company through selective acquisitions and/or internally generated growth. During 1999, the Compensation Committee believes that management successfully executed that strategy by accomplishing the following goals:

- Improved cash flow - while the Company benefited from improved oil prices, the Committee determined that management successfully reduced operating and general and administrative expenses, and capital expenditures;
-    Rationalized  the  Company's  exploration  and  development  portfolio;
- Raised additional capital for exploration and development activities through a registered public offering and private placement;
- Tested and placed on production natural gas from the Company's interest in the Ninotsminda field in the Republic of Georgia;
- Executed a gas sales arrangement relating to the natural gas produced from the Ninotsminda field;
- Settled outstanding litigation against the Company for significantly reduced cash and share consideration

     Accordingly, the Compensation Committee approved salary increases and bonuses, and the grant of stock options, for the executive officers and senior management, as well as for substantially all of the Company's employees. The accomplishment of any one of the above goals was not, however, given greater weight than any other in determining salary, bonus or stock option amounts. In determining salary increases and bonuses, in general, management recommended to the Compensation Committee that it approve increases based on their subjective determinations regarding individual performance. In determining the level of stock options to be granted to executive officers, in general, the Compensation Committee approved the grants recommended by management, subject to adjustment by the Committee based on the Committee's subjective judgment as to individual performance. The Compensation Committee continues to believe that an emphasis on equity compensation is in the best interests of shareholders because it more closely aligns management and shareholder interests and maximizes the availability of cash for significant capital expenditures.

Chief  Executive  Officer's  1999  Compensation
-----------------------------------------------

     The Compensation Committee determines the compensation of David Robson, the Company's Chairman and Chief Executive Officer, and is responsible for making all decisions with regard to his compensation. In 1999, the Committee approved the grant of 1,000,000 stock options at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. These options were granted to Mr. Robson in accordance with the goals of the long-term incentive plan and the Committee's assessment of Mr. Robson's performance to date with respect to the performance goals set out above. Between the goals of the long-term incentive plan and performance goals, the goals of the long-term incentive plan including the motivation of employees to high levels of performance and alignment of Company, employee and shareholder interests, was given the greater weight.

Compensation  Committee  Members
--------------------------------

     This  report  is submitted  by the  members of the Compensation Committee :
Peder Paus  (Chairman),  Nils  Trulsvik,  J.F.  Russell  Hammond.


                                        Peder  Paus,  Chairman
                                        Nils  Trulsvik
                                        J.  F.  Russell  Hammond

Compensation  Committee  Interlocks  and  Insider  Participation
----------------------------------------------------------------

     During 1999, CanArgo's Compensation Committee consisted of Messrs. Hammond, Trulsvik and Paus, all of whom are non-employee directors. Messrs. Hammond and Paus are also directors of Terrenex Acquisition Corporation. Mr. Binnion, President and Chief Financial Officer of CanArgo, is also the President, Chief Financial Officer and a director of Terrenex Acquisition Corporation.

PERFORMANCE  MEASUREMENT  COMPARISON

     The chart set forth below shows the value of an investment of $100 on December 31, 1995 in each of CanArgo's Common Stock, the NASDAQ Composite Index and a peer group of certain oil and gas exploration and development companies. All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. The historical stock price performance of the Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

                                     GRAPHIC


           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      CANARGO ENERGY  NASDAQ COMPOSITE  CUSTOM COMPOSITE
       CORPORATION         INDEX             INDEX
      --------------  ----------------  ----------------

1995         100               100               100
1996         176               123
1997          23               149
1998           4               208
1999           9               387


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of May 2, 2000 with respect to aggregate beneficial ownership of outstanding shares of Common Stock and shares of Common Stock that would be issued upon exchange of Exchangeable Shares either outstanding or issuable for no additional consideration, by each person known by the Company to be the beneficial owner of more than 5% of the aggregate of such shares, by each Director and Named Officer of the Company and by all Directors and executive officers of the Company as a group.

                                     AMOUNT AND NATURE OF      PERCENT
NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP     OF CLASS
---------------------------------  -------------------------  -------

Terrenex Acquisition Corporation
   1580, 727 - 7th Avenue SW
   Calgary, AB, Canada T2P 0Z5. .             3,712,546         9.02%

Michael R. Binnion. . . . . . . .             4,210,180   (1)  10.23%
Peder Paus. . . . . . . . . . . .             4,333,475   (2)  10.53%
David Robson. . . . . . . . . . .               385,000   (3)   1.02%
Nils N. Trulsvik. . . . . . . . .                73,450   (4)      *
J.F. Russell Hammond. . . . . . .             3,765,046   (5)   9.15%

All executive officers and
Directors as a group (7 persons).             5,399,752   (6)  13.12%

     *  Less  than  1%.

________
(1) Includes 105,000 shares underlying presently exercisable options beneficially owned by Mr. Binnion. Also includes 3,712,546 shares beneficially owned by Terrenex Acquisition Corporation of which Mr.
        Binnion  is  President,  a  director  and   an   approximately  7.51%
        shareholder. Mr. Binnion disclaims beneficial ownership of all shares beneficially owned by Terrenex.

(2) Includes 7,500 shares underlying presently exercisable options beneficially owned by Mr. Paus. Also includes 3,712,546 shares beneficially owned by Terrenex Acquisition Corporation of which Mr. Paus is a director and an approximately 12.23% shareholder. Mr. Paus disclaims beneficial ownership of all shares beneficially owned by Terrenex

(3)     Includes  265,000  shares  underlying  presently  exercisable  options

(4)     Includes  3,750  share  underlying  presently  exercisable  options.

(5) Includes 52,500 share underlying presently exercisable options. Includes 3,712,546 shares owned by Terrenex Acquisition Corporation of which Mr. Hammond is Chairman. Mr. Hammond does not own any shares of Terrenex Acquisition Corporation and disclaims beneficial ownership of the shares held by Terrenex.

(6) See Notes 1-5; also includes 47,277 shares underlying presently exercisable options held by executive officers not named in the foregoing table.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Nicholas G. Dobrotwir served as Vice President of the Company from September 1997 until January 26, 1998. He continues to provide consulting services to the Company. Pursuant to a Memorandum of Agreement dated May 16, 1995 between Fielden Management Services Pty, Ltd. ("Fielden") and the Company, under which the Company acquired its interest in the Stynawske field, in the first quarter of 1997 the Company paid $500,000 and issued 87,500 shares of Common Stock having a value of $1,060,938 to Fielden in connection with an agreement to develop and operate the Stynawske field project. Mr. Dobrotwir has indirect beneficial ownership of the 87,500 shares of Common Stock owned by Fielden. Under the agreement, Fielden has the contingent right to receive up to an additional 187,500 shares of the Company's Common Stock subject to the satisfaction of conditions related to the achievement of specified performance standards by the Stynawske field project.

     The Company is a 50% shareholder of CanArgo Power Corporation, which in turn owns 85% of a Georgian private power company. The other 50% of CanArgo Power is owned by Terrenex Acquisition Corporation, an entity that is affiliated with three of the Company's directors and is itself a principal stockholder of the Company. Michael R. Binnion is President and a director of both the Company and Terrenex; J. F. Russell Hammond is a director of the Company and Chairman of Terrenex; and Peder Paus, a director of the Company, is a 12% stockholder of Terrenex. During the first half of 1998, Terrenex, on behalf of both itself and the Company, provided all of the funds required by CanArgo Power. After the July 1998 business combination between the Company and CanArgo Oil & Gas Inc. was completed, the Company reimbursed Terrenex $398,000, representing half of the amount that had been advanced through that time. The Company and Terrenex have funded CanArgo Power equally since that time.

     In May 1998, Terrenex agreed to lend CanArgo Oil & Gas Inc. up to $1,000,000 through August 31, 1998 and subsequently advanced the $1,000,000. CanArgo Oil & Gas Inc. paid Terrenex a $10,000 commitment fee, $50,000 in draw down fees and interest at the rate of % per month. In addition, CanArgo Oil & Gas Inc. granted Terrenex options exercisable until December 31, 1998 to acquire 12 % of the stock of CanArgo's subsidiary that holds a production sharing contract for the Nazvrevi and Block XIII areas in the Republic of Georgia and 15% of CanArgo Oil & Gas Inc.'s position in any license received as a result of a consortium submission in certain offshore drilling and production rights that CanArgo might acquire in the Russian Republic of Dagestan. Either option could be exercised by Terrenex paying CanArgo that percentage of all amounts expended by CanArgo through the exercise date on the relevant project equal to the percentage of the project being acquired by Terrenex through exercise of the option. The terms of the loan, including the option terms, were negotiated and approved by the directors of CanArgo Oil & Gas Inc. who had no affiliation with Terrenex. CanArgo subsequently extended the options through March 31, 1999 in consideration of the efforts of Terrenex in attempting to arrange financing for CanArgo. CanArgo repaid the Terrenex loan following completion of the business combination in July 1998. In light of the relationship between Terrenex and CanArgo, Terrenex decided that any investment related to CanArgo that it would make at this time should be in the entity CanArgo Energy Corporation and not in specific CanArgo projects, and accordingly, Terrenex permitted the options to expire unexercised.

     On July 14, 1998, CanArgo Oil & Gas Inc. issued to Peder Paus but retained in escrow 225,000 of its common shares, which were issued to Mr. Paus for financial services rendered in connection with the business combination that had been negotiated between CanArgo, then known as Fountain Oil Incorporated, and CanArgo Oil & Gas Inc. Upon the consummation of the business combination, Mr. Paus became a director of CanArgo, and the 225,000 common shares of CanArgo Oil & Gas Inc. were converted into 180,000 CanArgo Oil & Gas Inc. exchangeable shares, each of which could be exchanged for a share of CanArgo common stock. The shares were issued to Mr. Paus subject to the condition that the financial services rendered by Mr. Paus result in completed transactions. Although the business combination closed, post-combination financing that had been contemplated did not take place. As a result, Mr. Paus and CanArgo Oil & Gas Inc. agreed in September 1998 that since the condition had not been satisfied, the shares were not earned and should be canceled. The 180,000 exchangeable shares were subsequently canceled.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires CanArgo 's executive officers and directors, and persons who own more than 10% of the registered class of CanArgo's equity securities ("Reporting Persons"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Reporting Persons are required by SEC Regulations to furnish CanArgo with copies of all forms they file pursuant to Section 16(a). Based solely on its review of copies of such forms received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, CanArgo believes that, during the year ended December 31, 1999, the Reporting Persons complied with all
Section  16(a)  filing  requirements  applicable  to  them.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     At the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of CanArgo for the year ending December 31, 2000 and to perform other appropriate services. PricewaterhouseCoopers LLP audited CanArgo's financial statements for the year ended December 31, 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     Stockholder ratification of the selection of auditors is not required under the laws of the State of Delaware, under which CanArgo is incorporated, but the Board has determined to ascertain the position of the stockholders on the selection. The Board of Directors will reconsider the appointment if it is not ratified by the stockholders. This proposal requires for approval the affirmative vote of a majority of the Voting Securities present in person or by proxy and entitled to vote. Abstentions have the effect of a vote against the proposal and broker non-votes have no effect on the vote.

THE  BOARD  OF  DIRECTORS  RECOMMENDS A VOTE FOR RATIFICATION OF SUCH SELECTION.

        INCREASE OF AUTHORIZED SHARE CAPITAL TO 150,000,000 COMMON SHARES

     The Board of Directors has adopted a resolution authorizing an amendment to CanArgo's Certificate of Incorporation (the "Certificate"); to increase CanArgo's authorized number of shares of Common Stock from 50,000,000 shares to 150,000,000 shares. The proposed amendment is subject to approval by CanArgo's stockholders. The Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of CanArgo in order to maintain their proportionate ownership thereof. Thus, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.

     The proposed amendment will modify the first sentence of paragraph (a) of Article Fourth of the Certificate to read as follows:

               "(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred and fifty-five million (155,000,000), in two (2) classes consisting of: (1) A class consisting of five million (5,000,000) shares of Preferred Stock, par value ten cents ($.10) per share (the "Preferred Stock"); and (2) A class consisting of one hundred fifty million (150,000,000) shares of Common Stock, par value ten cents ($.10) per share (the "Common Stock")."

     CanArgo is currently authorized to issue 55,000,000 shares of capital stock, of which 50,000,000 are designated as Common Stock and 5,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 155,000,000 shares and the number of shares of Common Stock authorized to 150,000,000. As of May 12, 2000, 40,664,263 shares of Common Stock were issued and outstanding, 523,659 shares were reserved for issuance in connection with the exchange of Exchangeable Shares, 4,988,000 additional shares of Common Stock were reserved for issuance upon exercise of outstanding stock options , 187,500 shares were reserved for issuance in connection with contingent rights to acquire Common Stock, and an additional 700,000 shares were reserved for issuance as consideration for services rendered or to be rendered to CanArgo. As of May 12, 2000, 100 shares of Series Voting Preferred Stock were issued and outstanding and the proposed amendment would not change the authorized number of shares of Preferred Stock. If the proposed amendment is adopted, it will become effective upon filing of the proposed amendment with the Delaware Secretary of State.

     The Board of Directors believes that it is advisable and in the best interests of CanArgo to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of CanArgo. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by CanArgo, in the discretion of the Board of Directors, without further authorization by vote of the stockholders unless applicable law or regulation otherwise requires such authorization. These shares may be issued for any proper corporate purpose including, without limitation: acquiring other businesses in exchange for shares of Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock; and attracting and retaining valuable employees and consultants by the issuance of additional stock, stock options or use of stock-based plans. Although CanArgo may engage in the foregoing actions in the future, except for the issuance of additional stock options under CanArgo's Long-Term Incentive Plan and the possible sale of shares of common stock to raise additional capital, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders' meeting or waiting for the next regularly scheduled meeting of stockholders in order to increase the authorized shares of Common Stock.

     The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect CanArgo's existing stockholders. Issuing additional shares of common stock may also have the effect of delaying or preventing a change of control of CanArgo. CanArgo's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of CanArgo. The proposed amendment to the Certificate is not being recommended in response to any specific effort of which CanArgo is aware to obtain control of CanArgo, and the Board of directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

     The affirmative vote of a majority of the outstanding shares of Voting Securities of CanArgo entitled to vote at the Annual Meeting is required for approval of this Amendment to the Certificate to increase CanArgo's authorized shares of Common Stock.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  IN  FAVOR OF THIS PROPOSAL.

                              STOCKHOLDER PROPOSALS

     Any stockholder intending to submit to CanArgo a proposal for inclusion in CanArgo's Proxy Statement and proxy for the 2001 Annual Meeting must submit such proposal so that it is received by CanArgo no later than January 13, 2001, and such proposal must otherwise comply with Rule 14a-8 under the Exchange Act.


                             DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, to the persons named in the accompanying proxy to vote the shares represented thereby on all such additional matters properly brought before the Annual Meeting in accordance with their best judgment.


                                   By  Order  of  the  Board  of  Directors


                                   MARIA  REES
                                    Secretary


May  12,  2000

                           CANARGO ENERGY CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 14, 2000

     The undersigned hereby constitutes and appoints _____________ and _____________, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Voting Securities of CanArgo Energy Corporation held of record by the undersigned on May 2, 2000 at the Annual Meeting of Stockholders to be held on June 14, 2000, or any adjournment or postponement thereof, as designated below:



(1)     ELECTION  OF  DIRECTORS:  [ ]   FOR  all  nominees      [ ]   WITHOLD AUTHORITY
                                        listed  below (except         to vote for all
                                        as indicated to the           nominees listed
                                        contrary below)               below

    Michael R. Binnion, J.F. Russell Hammond, Peder Paus, David Robson, Nils N.
                                    Trulsvik
  (INSTRUCTION:  To withhold authority to vote for any nominee, line through his name above.)

(2) To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants of CanArgo for the year ending December 31, 2000.

        [ ]  FOR           [ ]  AGAINST           [ ]    ABSTAIN

(3) To approve an amendment to the Certificate of Incorporation to increase the authorized common share capital to 150,000,000.

        [ ]  FOR           [ ]  AGAINST           [ ]    ABSTAIN

(4) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.

Dated:  ____________________,  2000     ________________________________________
                                                     Signature(s)

IMPORTANT: please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.